EXHIBIT 3 - B

                          PENNSYLVANIA ELECTRIC COMPANY


                       RESTATED ARTICLES OF INCORPORATION


I.      The name of the Company is PENNSYLVANIA ELECTRIC COMPANY.

II. The location and post office address of the registered office of the Company in the Commonwealth of Pennsylvania is:

                          2800 Pottsville Pike
                          Muhlenberg Township
                          Berks County, Pennsylvania 19605

III.    The purposes for which the Company is incorporated are as follows:

        A. The production, generation, manufacture, transmission, transportation, distribution, furnishing and supply of electricity to or for the public.

        B The engaging in all other lawful business for which corporations may be incorporated under the Business Corporation Law of 1988.

IV.     The term of existence of the Company shall be perpetual.

V. The aggregate number of shares which the Company shall have authority to issue shall be:

        A. 5,400,000 shares of Common Stock of the par value of $20 per share having an aggregate par value of $108,000,000; and

        B. 11,435,000 shares of Preferred Stock, without par value, and having a maximum aggregate stated value of $250,000,000.

VI. The board of directors shall have the authority to determine the designations, preferences, voting powers, qualifications, limitations, restrictions, and special or relative rights in respect of any class or series of the Preferred Stock.

VII. If authorized by the board of directors of the Company, any or all classes or series of shares, or any part thereof, may be uncertificated shares, except that with respect to any outstanding shares of the
        Company represented by a certificate, such shares shall not be uncertificated shares until the certificate is surrendered to the Company.


Microfilm Number               Filed with the Department of State on
               ---------------                                      -------
Entity Number
          -----------------   --------------------------------------------
                                        Secretary of the Commonwealth

              ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION
                             DSCB: 15-1915 (Rev. 90)

        In compliance with the requirements of 15 Pa.C.S. section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:


1.  The name of the corporation is:  PENNSYLVANIA ELECTRIC COMPANY
                                   -------------------------------------------

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2.  The (a)  address of this  corporation's  current  registered  office in this
    Commonwealth or (b) name or its commercial re-registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):


(a) 2800 Pottsville Pike     Muhlenberg Township   Pa     19605         Berks
-----------------------------------------------------------------------------
Number and Street           City                State      Zip         County

(b)
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Name of Commercial Registered Office Provider

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was  incorporated is: The Act of the General
                                                  -----------------------------
Assembly of the  Commonwealth of  Pennsylvania  entitled "An Act authorizing the
--------------------------------------------------------------------------------
merger and consolidation of certain corporations", approved May 3, 1909, P.L.
--------------------------------------------------------------------------------
408.
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4.  The date of its incorporation is        June 11, 1919               .
                                     ------------------------------------

5. (Check, and if appropriate complete, one of the following):

          x The amendment shall be effective upon filing these -----Articles of Amendment in the Department of State.

               The amendment shall be effective on:                        at
        -------                                     ------------------------
        --------------------------                           Date
              Hour.

6. (Check one of the following):

          x    The amendment was adopted by the shareholders (or members)
        -------pursuant to 15  Pa.C.S. section 1914(a) and (b).
               The amendment was adopted by the board of directors pursuant
        -------to 15 Pa.C.S. section 1914(c).

7. (Check, and if appropriate complete, one of the following):



               The amendment adopted by the corporation, set forth in ------ full, is as follows:





          x The amendment adopted by the corporation is set forth in -----full in Exhibit A attached hereto and made a part hereof.



8. (Check if the amendment restates the Articles):



          x The restated Articles of Incorporation supersede the ----- original Articles and all amendments thereto.



        IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 8th day of March 1999.





                               PENNSYLVANIA ELECTRIC COMPANY
                                             (Name of Corporation)

                               BY:    /s/ T. G. Howson
                                   ----------------------------------
                                   (Signature)

                               TITLE:  Vice President
                                  and Treasurer